October __, 1998



To:     V-ONE Corporation                       LaSalle St. Securities, Inc.
        20250 Century Boulevard, Suite 300      810 W. Washington Boulevard
        Germantown, Maryland  20874             Chicago, Illinois 60607

Ladies and Gentlemen:

      Reference is made to the Confidential Private Placement Memorandum dated October 9, 1998 of V-ONE Corporation as supplemented by the Supplement thereto dated October 9, 1998 (collectively, the "Memorandum").

      The undersigned ("Purchaser") hereby amends its Subscription Agreement contained in the Subscription Documents relating to the offering described in the Memorandum by inserting a new Section 3(d), which reads as follows:

            (d) The Purchaser's ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and the Purchaser is a person of the kind described in Article (11)(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 (United Kingdom) or is a person to whom such document may otherwise be lawfully issued or passed on.

      Except as modified by this letter, the Purchaser's Subscription Agreement remains in full force and effect.

                                 Very truly yours,


                                 ---------------------------------
                                 Name of Purchaser


                                 By:
                                    -------------------------------
                                    Signature of Authorized Person


                                 ----------------------------------
                                 Print Name and Title


ACCEPTED AND AGREED:

V-ONE CORPORATION

By:
   ----------------------------

Its:
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